EXHIBIT 10.1

EXECUTION VERSION

OMNIBUS AMENDMENT TO LOAN DOCUMENTS

THIS OMNIBUS AMENDMENT TO LOAN DOCUMENTS (this “Modification Agreement”) is made as of the 6th day of June, 2014 (the “Amendment Date”) and effective as of June 1, 2014 (the “Effective Date”), by and among U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LDP2 (“A Note Holder”) and U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE CERTIFICATE HOLDERS OF MEZZ CAP 2005-C3, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C3 (“B Note Holder”; together with A Note Holder and each of their respective successors and assigns, collectively, “Lender”), and AMREIT WESTSIDE PLAZA, LP, a Texas limited partnership (“Borrower”), AMREIT MONTHLY INCOME & GROWTH FUND III, LTD., a Texas limited partnership (“Guarantor”).

RECITALS:

WHEREAS, on May 2, 2005 (the “Original Closing Date”), JPMorgan Chase Bank, N.A., a banking association chartered under the laws of the United States of America (“Original Lender”) made a loan to Shafer Plaza I, Ltd., a Texas limited partnership (“Original Borrower”) in the total original principal amount of $10,880,000.00 (the “Loan”), which Loan was (i) secured by, inter alia, that certain (A) Deed of Trust and Security Agreement, dated as of the Original Closing Date, granted by Original Borrower to Michael B. Johnson, as trustee, for the benefit of Original Lender (the “Original Security Instrument”), encumbering certain real property set forth on Exhibit A attached hereto (the “Property”) and (B) that certain Assignment of Leases and Rents, dated as of the Original Closing Date, by Original Borrower in favor of Original Lender (the “Original ALR”) and (ii) evidenced by, inter alia, (A) that certain Fixed Rate Note (A Loan), dated as of the Original Closing Date, made by Original Borrower in favor of Original Lender in the original principal amount of $10,240,000.00 (the “Original A Note”) and (B) that certain Fixed Rate Note (B Loan), dated as of the Original Closing Date, made by Original Borrower in favor of Original Lender in the original principal amount of $640,000.00 (the “Original B Note”);

WHEREAS, in connection with the origination of the Loan, Steven G. Shafer, an individual (“Original Guarantor”), (x) executed and delivered that certain Guaranty, dated as of the Original Closing Date (the “Guaranty”) and (y) along with Original Borrower, executed and delivered that certain Environmental Indemnity Agreement, dated as of the Original Closing Date (the “Environmental Indemnity Agreement”);

WHEREAS, in connection with the origination of the Loan, Original Borrower and Original Lender executed that certain Escrow Agreement For Reserves and Impounds, dated as of the Original Closing Date (the “Escrow Agreement”);

WHEREAS, on September 30, 2005, the Loan was assumed pursuant to that certain Loan Assumption and Substitution Agreement, by and among Original Borrower, as assignor, Borrower, as assignee, Lender, Original Guarantor and Guarantor (the “Assumption Agreement”). In connection with the Assumption Agreement, inter alia, (i)(a) the Original A Note was amended and assumed by Borrower pursuant to that certain Allonge to A Note (the “A Note Allonge”, together with the Original A Note, collectively, the “A Note”), (b) the Original B Note was amended and assumed by Borrower pursuant to that certain Allonge to B Note (the “B Note Allonge”, together with the Original B Note, collectively, the “B Note”), (c) the Original Security Instrument was amended and assumed by Borrower (the “Amended Security Instrument”, together with the Original Security Instrument, collectively, the “Existing Security Instrument”), (ii) Borrower assumed the Original Borrower’s rights and obligations under the Original Loan Documents (as defined herein), including, without limitation, Borrower’s rights and obligations under the Environmental Indemnity Agreement and (iii) Guarantor and AmREIT, Inc., a Maryland corporation (as successor by merger to AmREIT, a Maryland real estate investment trust, as successor by merger to AmREIT, a Texas real estate investment trust) (“AmREIT”) assumed the obligations of Original Guarantor under the Original Loan Documents, including, without limitation Original Guarantor’s rights and obligations under the Guaranty and the Environmental Indemnity Agreement;

WHEREAS, on February 26, 2010 (the “Release Date”), Lender released AmREIT from liability under the Original Loan Documents with respect to those matters first arising or accruing after the Release Date, but specifically excluding acts, events or obligations that occurred prior to the Release Date, even if such acts, events or obligations were unknown or unascertainable as of the Release Date, pursuant to that certain Release of Indemnitor, by and among AmREIT, Guarantor and Borrower;

WHEREAS, the Existing Security Instrument, the Original ALR, the A Note, the B Note, the Guaranty, the Environmental Indemnity Agreement, the Assumption Agreement and all other documents and instruments evidencing or securing all or any portion of the Loan (as previously amended) are collectively referred to as the “Original Loan Documents”;

WHEREAS, as of the Amendment Date, all of Original Lender’s interest in the Loan and in the Original Loan Documents have been assigned to Lender and Lender is the current holder of the Loan;

WHEREAS, the Loan is in default for the failure of Borrower to pay amounts due and payable in connection with the Loan, commencing with the May, 2012 debt service payment (the “Existing Default”); and

WHEREAS, Borrower has requested and Lender has consented to making certain modifications to the Loan, all on the terms set forth herein (the “Modification”). All capitalized terms used but not defined herein have the meanings ascribed to them in the Original Loan Documents, each as amended and/or modified hereby and by the other documents executed in connection with the Modification.

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NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.

CONDITIONS PRECEDENT AND CURE OF EXISTING DEFAULT

1.1.       As conditions precedent to the effectiveness of this Modification Agreement, Borrower shall have satisfied (as determined by Lender in its sole discretion) each of the following:

(a)        Borrower shall have delivered to Lender fully executed copies of this Modification Agreement, the Amendment to Deed of Trust, the Deposit Account Control Agreement (each as defined below), and such other documents and instruments as Lender may require in connection with the Modification, each as they may be subsequently amended or modified in accordance with their respective terms (collectively, the “Modification Documents”);

(b)        Borrower shall have delivered to Lender, at Borrower’s sole cost and expense, an endorsement to the Lender’s title policy for the Loan, in form and substance satisfactory to Lender, insuring the lien of the Original Security Instrument as modified pursuant to the Amendment to Deed of Trust showing no additional title exceptions other than the Permitted Exceptions (as defined herein);

(c)        Borrower and Guarantor shall have delivered to Lender customary legal opinions in form and substance satisfactory to Lender;

(d)        Borrower shall have delivered to Lender an Approved Annual Budget (as defined herein) for calendar year 2014;

(e)        Borrower shall have paid the following amounts: (i) to LNR Partners, LLC, the special servicer of the Loan, a modification fee in the amount of $100,000.00; (ii) to Lender, an amount equal to $61,125.00 to reimburse Lender for Taxes paid out of TI & LC Funds during the Existing Default, which amount shall be held as TI & LC Funds (as defined in the Escrow Agreement); (iii) to Lender, an amount equal to $105,000.00 to be held and applied as Tax and Insurance Funds pursuant to the Escrow Agreement; (iv) to Lender, an amount equal to $356,737.19 for payment to Lender of previously unremitted debt service payments (which amount shall not include any default interest or late fees) due to Lender under the A Note as of the Effective Date; (v) to Lender, an amount equal to $448,959.18 which shall be applied to pay down the outstanding principal balance of the A Note as of the Effective Date; and (vi) to Lender, all of Lender’s costs and expenses incurred in connection with the Existing Default, the Modification and the transactions contemplated hereby, including, without limitation, Lender’s reasonable attorneys’ fees. All of such amounts shall be paid from equity and not revenues generated by the Property.

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ARTICLE II.

DEFERRED AMOUNTS

2.1.       Borrower and Lender hereby acknowledge and agree that there is now due and owing on the A Note and the B Note the principal sums set forth on Exhibit B attached hereto, without defense, offset or counterclaim of any kind. As of the date hereof, certain amounts are due in connection with the Loan, and such amounts are set forth on Exhibit B (the “Deferred Amount”), which amounts shall be recoverable by Lender subject to Section 3.3(c) hereof.

2.2.       Borrower and Lender hereby acknowledge and agree that the A Note, the B Note, the Deferred Amount, and any and all other amounts that are or may become due in connection with the Loan Documents, are secured by the lien of the Existing Security Instrument on the Property.

ARTICLE III.

loan modification

3.1.        Amendments to Defined Terms. From and after the Amendment Date, all references to the Security Instrument in this Modification Agreement and the other Loan Documents shall mean and refer to the Existing Security Instrument, as amended by this Modification Agreement, the Amendment to Deed of Trust and the other Modification Documents. From and after the Amendment Date, all references to the “Note” in the Existing Security Instrument and the other Loan Documents shall mean and refer to each of the A Note and the B Note, each as amended in connection with this Modification.

3.2.        Additional Defined Terms. For all purposes hereof, except as specifically provided to the contrary or if the context clearly indicates a contrary intent, the following terms shall have the following meanings:

“Amendment Date” shall have the meaning set forth in the preamble to this Modification Agreement.

“Amendment to Deed of Trust” shall mean that certain Amendment to the Deed of Trust and Security Agreement and Amendment to Assignment of Leases and Rents, dated as of the Amendment Date, executed by Borrower and Lender.

“AmREIT” shall have the meaning set forth in the recitals of this Modification Agreement.

“A Note” shall have the meaning set forth in the recitals of this Modification Agreement.

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“Approved Annual Budget” shall mean have the meaning set forth in Section 3.8 of this Modification Agreement.

“Assumption Agreement” shall have the meaning set forth in the recitals of this Modification Agreement.

“Bank” shall have the meaning set forth in Section 3.4(a) of this Modification Agreement.

“B Note” shall have the meaning set forth in the recitals of this Modification Agreement.

“Borrower Appraisal” shall have the meaning set forth in Section 3.5(c) of this Modification Agreement.

“Borrower Releasing Parties” shall have the meaning set forth in Section 6.5 of this Modification Agreement.

“Capital Event” or “Capital Events” shall have the meaning set forth in Section 3.5(a) of this Modification Agreement.

“Cash Management Account” shall have the meaning set forth in Section 3.4(a) of this Modification Agreement.

“Cash Management Bank” shall have the meaning set forth in Section 3.4(a) of this Modification Agreement.

“Cash Management Bank Fee” shall have the meaning set forth in paragraph 1 of Schedule II of this Modification Agreement.

“Deemed Approval Requirements” shall mean, with respect to any matter, that (i) no Event of Default shall have occurred and be continuing (either at the date of any notices specified below or as of the effective date of any deemed approval), (ii) Borrower shall have sent Lender a written request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (the “Initial Notice”), which such Initial Notice shall have been (A) accompanied by any and all required information and documentation relating thereto as may be reasonably required in order to approve or disapprove such matter (the “Approval Information”) and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the Initial Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY”; (iii) Lender shall have failed to respond to the Initial Notice within the aforesaid time-frame; (iv)

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Borrower shall have thereafter submitted to Lender a second request for approval with respect to such matter in accordance with the applicable terms and conditions hereof (the “Second Notice”), which such Second Notice shall have been (A) accompanied by the Approval Information and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the Second Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY”; and (v) Lender shall have failed to respond to the Second Notice within the aforesaid time-frame. For purposes of clarification, Lender requesting additional and/or clarified information, in addition to approving or denying any request (in whole or in part), shall be deemed a response by Lender for purposes of the foregoing.

“Deferred Amount” shall have the meaning set forth in Section 2.1 of this Modification Agreement.

“Deposit Account” shall have the meaning set forth in Section 3.4(a) of this Modification Agreement.

“Deposit Account Control Agreement” shall mean that certain Deposit Account Control Agreement, between Lender, Borrower and Wells Fargo Bank, National Association, dated as of even date herewith.

“Effective Date” shall have the meaning set forth in the preamble of this Modification Agreement.

“Environmental Indemnity Agreement” shall have the meaning set forth in the recitals of this Modification Agreement.

“Escrow Agreement” shall have the meaning set forth in the recitals of this Modification Agreement.

“Existing Default” shall have the meaning set forth in the recitals of this Modification Agreement.

“Extension Option” shall have the meaning set forth in Section 3.7 of this Modification Agreement.

“Existing Security Instrument” shall have the meaning set forth in the recitals of this Modification Agreement.

“Extended Maturity Date” shall have the meaning set forth in Section 3.7 of this Modification Agreement.

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“Extension Term” shall have the meaning set forth in Section 3.7 of this Modification Agreement.

“Guarantor” shall have the meaning set forth in the preamble to this Modification Agreement.

“Guaranty” shall have the meaning set forth in the recitals of this Modification Agreement.

“Initial Maturity Date” shall mean June 1, 2015.

“Lender Appraisal” shall have the meaning set forth in Section 3.5(c) of this Modification Agreement.

“Lender Party” shall have the meaning set forth in Section 6.5 of this Modification Agreement.

“Liabilities” shall have the meaning set forth in paragraph 4 of Schedule II of this Modification Agreement.

“Loan Documents” shall mean the Original Loan Documents as modified by the Modification Documents, as the same may be further modified from time to time.

“Lockbox” shall have the meaning set forth in Section 3.4(e)(i) of this Modification Agreement.

“Major Event of Default” shall have the meaning set forth in Section 3.6 of this Modification Agreement.

“Manager” shall mean AmREIT Realty Investment Corporation, a Texas corporation.

“Maturity Date” shall mean the Initial Maturity Date, as such date may be extended pursuant to and in accordance with Section 3.7 hereof, or such other date on which the final payment of the principal amount of the Loan becomes due and payable as herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Modification” shall have the meaning set forth in the recitals of this Modification Agreement.

“Modification Agreement” shall have the meaning set forth in the recitals of this Modification Agreement.

“Modification Documents” shall have the meaning set forth in Section 1.1(a) of this Modification Agreement.

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“Net Capital Proceeds” shall have the meaning set forth in Section 3.5(d) of this Modification Agreement.

“Original ALR” shall have the meaning set forth in the recitals of this Modification Agreement.

“Original A Note” shall have the meaning set forth in the recitals of this Modification Agreement.

“Original B Note” shall have the meaning set forth in the recitals of this Modification Agreement.

“Original Closing Date” shall have the meaning set forth in the recitals of this Modification Agreement.

“Original Guarantor” shall have the meaning set forth in the recitals of this Modification Agreement.

“Original Loan Documents” shall have the meaning set forth in the recitals of this Modification Agreement.

“Original Security Instrument” shall have the meaning set forth in the recitals of this Modification Agreement.

“Payment Date” shall have the meaning set forth in Section 3.3(a) of this Modification Agreement.

“Permitted Exceptions” shall have the meaning set forth in Section 5.2 of the Existing Security Instrument.

“Property” shall have the meaning set forth in the recitals of this Modification Agreement.

“Proposed Capital Event Notice” shall have the meaning set forth in Section 3.5(a) of this Modification Agreement.

“Qualified Appraiser” shall have the meaning set forth in Section 3.5(c) of this Modification Agreement.

“Refinancing” shall have the meaning set forth in Section 3.5(a) of this Modification Agreement.

“Refinancing Lender Appraisal” shall have the meaning set forth in Section 3.5(c) of this Modification Agreement.

“Release Date” shall have the meaning set forth in the recitals of this

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Modification Agreement.

“Returned Item” shall have the meaning set forth in paragraph 3 of Schedule II of this Modification Agreement.

“Sale” shall have the meaning set forth in Section 3.5(a) of this Modification Agreement.

“Security Instrument” shall mean the Existing Security Instrument, as amended by this Modification Agreement and the Amendment to Deed of Trust.

“Tenant Direction Letter” shall have the meaning set forth in Section 3.4(e) of this Modification Agreement.

“Third Party Appraisal” shall have the meaning set forth in Section 3.5(c) of this Modification Agreement.

3.3.        Debt Service Payments and Accrued Interest; Satisfaction and Release of Loan. Notwithstanding anything to the contrary in the Security Instrument, the A Note or the B Note, from and after the Amendment Date:

(a)         Provided no Event of Default has occurred and is continuing, on the first day of July, 2014, and on the first day of each calendar month thereafter, through but not including the Maturity Date (each a “Payment Date”), Borrower shall pay to Lender a monthly payment of interest only at Applicable Interest Rate (as defined in the A Note) on the then outstanding principal amount of the A Note.

(b)         Provided no Event of Default has occurred and is continuing, from and after the Amendment Date, through but excluding the Maturity Date, no monthly payment amounts shall be payable under the B Note and no interest shall accrue thereunder.

(c)         All amounts due under the Loan, including without limitation, the A Note, the B Note and the Deferred Amount, shall be due and payable to Lender on the earlier to occur of the Maturity Date and the acceleration of the Loan; provided, however, if Borrower has (i) paid the amounts necessary to pay all amounts due on the A Note, (ii) complied with the terms and conditions of Section 3.5 hereof, and (iii) no Event of Default has occurred which is continuing at the time of payment, Lender will accept payment of the Net Capital Proceeds in accordance with Section 3.5(e) of this Modification Agreement in full satisfaction of the A Note, the B Note and the Deferred Amount and upon such full satisfaction, Lender shall release the Security Instrument, provided that all escrow, closing and recording costs and the costs of preparing and delivering such release shall be borne by Borrower.

3.4.        Cash Management; Reserves.

(a)         Establishment of Deposit Account and Cash Management Account. Lender and

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Borrower have caused Wells Fargo Bank, National Association (“Bank”) to establish a depository account, for the benefit of Lender, that bears account number 4952550838 and is designated “AmREIT Westside Plaza, LP CMA FBO Wells Fargo Bank, N.A. as Master Servicer for U.S. Bank, N.A., as trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP2” (such account, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as the “Deposit Account”) pursuant to the terms and conditions of the Deposit Account Control Agreement. If the Deposit Account Control Agreement is terminated for any reason while the Loan is outstanding, Borrower shall enter into a replacement Deposit Account Control Agreement with a financial institution, and on terms and conditions, acceptable to Lender. Simultaneously herewith, Lender, on Borrower’s behalf, shall establish a cash management account (the “Cash Management Account”) with Wells Fargo Bank, National Association (“Cash Management Bank”), in the name of Borrower for the sole and exclusive benefit of Lender. Pursuant to the Deposit Account Control Agreement, funds on deposit in the Deposit Account shall be transferred on each Business Day to the Cash Management Account. Additional provisions relating to the Cash Management Account are attached hereto as Schedule II and Schedule III and such schedules are hereby incorporated by reference into this Modification Agreement.

(b)         Control of Deposit Account and Cash Management Account. Borrower acknowledges and agrees that neither Borrower, nor any other party claiming on behalf of, or through, Borrower, shall have any right, title or interest, whether express or implied, in either the Deposit Account or the Cash Management Account to withdraw or make use of any amounts from the Deposit Account or the Cash Management Account.

(c)         Funds in Deposit Account and Cash Management Account as Security for the Loan; Grant of Security Interest. As security for full payment of the Loan and timely performance of Borrower’s obligations under the Loan Documents, Borrower hereby pledges, transfers, assigns and sets over to Lender, and grants to Lender a continuing first priority security interest in and to, the Deposit Account and the Cash Management Account, all money deposited therein from time to time, and all profits and proceeds thereof. Borrower agrees to execute, acknowledge, deliver, file or do, at its sole expense, all other acts, assignments, notices, agreements or other instruments as Lender may reasonably require in order to perfect the foregoing security interest, pledge and assignment or otherwise to fully effectuate the rights granted to Lender by this Section 3.4(c). In addition to all other rights and remedies provided for herein or otherwise available at law or in equity, Lender shall have all rights of a secured party under Article 9 of the UCC with respect to the Deposit Account and the Cash Management Account and funds deposited therein.

(d)         Deposits. On or before the date hereof, Borrower shall (a) deposit or cause Manager to deposit on or before the date hereof into the Deposit Account all Rents prepaid with respect to the Property and (b) cause all Rents to be paid and deposited directly into the Deposit Account by directing tenants to make payments of Rents to the Lockbox (as defined below) in

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accordance with Section 3.4(e) below. If, however, Borrower or Manager receives any payments directly from its tenants, whether by check, wire transfers or other means, Borrower shall deposit, or cause Manager to deposit, such sums in the Deposit Account within two (2) Business Days of Borrower’s, or Manager’s receipt thereof and shall be deemed to have received such funds in trust for Lender until so deposited.

(e)         Tenant Direction Notices.

 (i)          Without limiting Borrower’s obligations under Section 3.4(d), on or before the date hereof, Borrower shall direct each tenant of the Property, by written notice in the form of the letter attached hereto as Exhibit C, with only such modifications thereto as have Lender’s prior written approval (each a “Tenant Direction Letter”), to remit all payments required under the tenant’s Lease to the a unique U.S. Postal Service address to be used for remittances which are to be deposited into the Deposit Account (“Lockbox”). Borrower shall provide a Tenant Direction Letter to each new tenant of the Property as each new Lease is executed. If Borrower fails to provide any such notice (and without prejudice to Lender’s rights with respect to such default), or any other Event of Default has occurred and is continuing, Lender shall have the right to direct tenants of the Property to remit all Rents directly into the Deposit Account by issuing a Tenant Direction Letter or other notice as Lender deems appropriate. Borrower hereby grants to Lender a power of attorney to sign and deliver the foregoing notices in the event Borrower fails to do the same, which power of attorney shall be deemed coupled with an interest and irrevocable for so long as the Loan is unpaid, and Borrower hereby directs all tenants under the Leases (and any successor to the interest of any such tenant) to follow any such instructions given by Lender, notwithstanding any contrary instructions from Borrower and without any further consent by, or notice to, Borrower and without any obligation or right on the tenant’s part to verify the actual existence of an Event of Default or other event claimed by Lender as the basis for Lender’s right to send such notice.

 (ii)         No modifications or revocations of any issued Tenant Direction Letter (or other notice given by Lender pursuant to clause (i) above) are permitted without Lender’s prior written approval. Upon Lender’s request from time to time, Borrower will certify in writing that it has sent a Tenant Direction Letter to all tenants of the Property or otherwise demonstrate to Lender’s satisfaction that Tenant Direction Letters have been issued to all tenants of the Property.

 (iii)        Upon Lender’s request from time to time, Borrower shall provide a written statement to Lender itemizing the Rents deposited in the Deposit Account for the period covered by Lender’s request and such supporting documentation as Lender reasonably may require.

(f)          The Deposit Account and the Cash Management Account shall be under Lender’s sole dominion and control and, unless otherwise determined by Lender in accordance with its remedies under the Loan Documents, maintained and administered thereafter in accordance with the requirements of this Section 3.4.

(g)         Monthly Waterfall Prior to an Event of Default. Subject to the provisions of this

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Section 3.4 and provided that no Event of Default then exists, Lender shall cause the Cash Management Bank, on each Payment Date, to allocate all funds, if any, on deposit in the Cash Management Account to disburse such funds in the following amounts and order of priority:

(i)	first, to Lender, an amount equal to the Tax and Insurance Funds (as defined in the Escrow Agreement), for the payment of (a) one-twelfth (1/12) of the amount that would be sufficient to pay all Taxes payable, or estimated by the Lender to be payable, during the next ensuing twelve (12) months and (b) one-twelfth (1/12) of an amount which would be sufficient to pay Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof;
(ii)	second, to Borrower, for the payment of operating expenses, in an amount equal to the monthly operating expenses provided for in the applicable Approved Annual Budget for such month;
(iii)	third, to Lender, for the monthly payment of interest due under the A Note;
(iv)	fourth, to Cash Management Bank, an amount equal to the fees and expenses incurred in connection with the Cash Management Account; and
(v)	fifth, to Lender, all remaining sums shall be held as TI & LC Funds.

During the continuance of an Event of Default, Lender shall have the right to withdraw and apply funds from the Cash Management Account to payment of any and all debts, liabilities and obligations of Borrower to Lender pursuant to, or in connection with, the Loan, the Loan Documents and this Modification Agreement, in such order, proportion and priority as Lender may determine in its sole discretion.

(h)          Borrower’s Responsibility for Sufficient Funds. Notwithstanding anything to the contrary herein, Borrower acknowledges that (a) Borrower is responsible for monitoring the sufficiency of funds deposited in the Deposit Account and that Borrower is liable for any deficiency in available funds, irrespective of whether Borrower has received any account statement, notice or demand from Lender or Bank and (b) Lender’s maintenance and operation of the Lockbox and Deposit Account is not a commitment by Lender, and imposes no obligation on Lender, to advance funds on Borrower’s behalf to make the payments identified in Section 3.4(g) or otherwise required under the Loan Documents. If on any Payment Date, the amount in the Cash Management Account is insufficient to make all of the transfers described in subsections 3.4(g)(i) and (iii) above, it shall be an “Event of Default” if Borrower fails to make the payments described in subsections 3.4(g)(i) and (iii) above.

(i)           Reserves; TI & LC Funds. For the avoidance of doubt and notwithstanding anything in the Escrow Agreement or the Original Loan Documents to the contrary, as of the

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Amendment Date, there will be no other reserves or impounds due on a monthly basis under either the A Note or the B Note except those as required under Section 3.4(g) hereof. Borrower may make requests for disbursements of TI & LC Funds for leasing activity approved by Lender and such funds shall be disbursed subject to the terms and conditions of Section 2.4 of the Escrow Agreement.

3.5.          Capital Events and Application of Capital Event Proceeds.

(a)           In the event of (i) a proposed sale of the Property in an arm’s length, bona fide all cash sale after a commercially reasonable marketing process and pursuant to a purchase and sale agreement, in each case, approved by Lender in accordance with the provisions hereof, to a third party entity in which none of Borrower, Guarantor or any affiliate of Borrower or Guarantor has any direct or indirect interest (a “Sale”), or (ii) a proposed refinancing of the Property with commercially reasonable terms approved by Lender (a “Refinancing”, and together with a Sale, collectively the “Capital Events” or each a “Capital Event”), Borrower shall provide written notice to the Lender of the anticipated Capital Event not more than one hundred-eighty (180) nor less than sixty (60) days prior to the anticipated occurrence of such Capital Event (such notice, the “Proposed Capital Event Notice”). The Proposed Capital Event Notice may be revoked by Borrower at any time, provided that Borrower pays all fees and expenses (including attorney’s fees) actually incurred by Lender in connection with processing the proposed Capital Event request. For the avoidance of doubt, no Capital Event or other prepayment of the Loan may occur prior to March 1, 2015.

(b)           In the event of a proposed Sale, the Proposed Capital Event Notice shall include a copy of the proposed marketing plan for the Property, including the proposed broker and proposed marketing agreement. The proposed marketing process shall be commercially reasonable, as determined by Lender. If Lender approves of the proposed marketing process, then Borrower shall keep Lender reasonably apprised of the progress of such marketing process, including providing Lender with copies of all offers and updates regarding the status of negotiations, as well as all drafts of the proposed purchase and sale documentation. Provided that Borrower has kept Lender apprised of the marketing process in accordance with the provisions hereof and if the Deemed Approval Requirements are fully satisfied in connection with Borrower’s request for Lender’s approval of any purchase and sale agreement and Lender thereafter fails to respond, Lender’s approval shall be deemed given with respect to the approval of such purchase and sale agreement. For the avoidance of doubt, the sale or transfer of the Property, including without limitation, the sale or transfer of the direct or indirect equity interests in Borrower shall be prohibited without the prior written consent of Lender if such sale or transfer does not comply with Section 3.5 hereof, unless at the time of the closing of such transfer or sale, all sums due under the Loan Documents are paid in full, including, without limitation, the payment in full of the A Note, the B Note and the Deferred Amount.

(c)           In the event of a Refinancing, the Proposed Capital Event Notice shall include a copy of the proposed mortgage application and a copy of the Borrower’s appraisal prepared by a Qualified Appraiser (the “Borrower Appraisal”). Borrower shall also deliver to Lender

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promptly upon receipt a copy of the appraisal being used by Borrower’s lender for such Refinancing prepared by a Qualified Appraiser (such appraisal, the “Refinancing Lender Appraisal”). Lender shall have the right (but not the obligation) in connection with a Refinancing to retain a Qualified Appraiser selected by Lender to appraise the Property (such appraisal, the “Lender Appraisal”). (I) If Lender does not obtain a Lender Appraisal, the fair market value of the Property shall be the fair market value of the Property contained in the Borrower Appraisal. (II) If Lender does obtain a Lender Appraisal, and if the Borrower Appraisal and the Lender Appraisal vary by less than 5% of the higher amount, the fair market value of the Property shall be the average of such appraisals. (III) (A) If Lender does obtain a Lender Appraisal, and if the Borrower Appraisal and Lender Appraisal vary by more than 5% of the higher amount, then the two Qualified Appraisers shall choose a third Qualified Appraiser, which third Qualified Appraiser shall render its opinion of the fair market value of the Property (such appraisal, the “Third Party Appraisal”). (B) If a Third Party Appraisal is obtained, the fair market value of the Property shall be the average of the two highest values set forth in the Borrower Appraisal, the Lender Appraisal and the Third Party Appraisal. Notwithstanding anything in the foregoing to the contrary, if the Refinancing Lender Appraisal contains a fair market value of the Property greater than the fair market values of the Property obtained in subsections (I), (II) or (III) in this Section 3.5(c), the fair market value of the Property shall be the fair market value of the Property contained in the Refinancing Lender Appraisal. Borrower shall pay the cost of any such appraisals regardless of whether the Qualified Appraiser is retained by Borrower, Borrower’s refinancing lender or Lender. “Qualified Appraiser” means an independent individual appraiser, selected by the applicable party, that is certified or licensed in the state in which the Property is located (if such state provides for certification or licensing), and who has a minimum of five years’ experience in the appraisal of similar properties in the geographic area in which the Property is located.

(d)          For purposes of this Section 3.5, “Net Capital Proceeds” shall mean the following:

(i)	in the event of a Sale, the greater of (A) gross sale price less Borrower’s actual, third party expenses of the sale that have been approved by Lender (in writing), and (B) the amount necessary to pay the A Note in full pursuant to Section 3.5(e)(i) hereof; and
(ii)	in the event of a Refinancing, the greatest of (A) the gross loan proceeds less Borrower’s actual third party transaction costs and expenses in connection with such a Refinancing that have been approved by Lender (in writing), (B) the fair market value of the Property determined in accordance with Section 3.5(c) hereof, and (C) the amount necessary to pay the A Note in full pursuant to Section 3.5(e)(i) hereof.
(iii)	In addition, in all circumstances, Net Capital Proceeds shall also include the balances in the Borrower’s operating account, all reserves and escrows, and other accounts related to the Loan or Property.
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(e)           Upon the occurrence of a Capital Event and provided that no Event of Default has occurred and is continuing and Borrower has otherwise satisfied the conditions hereof, Net Capital Proceeds shall be disbursed as follows:

(i)	first, to Lender, an amount sufficient to pay all principal and interest and other amounts due on the A Note (including all reasonable costs and expenses incurred by Lender in connection with such Capital Event);
(ii)	second, to Lender, an amount equal to the lesser of (I) fifty percent (50%) of the Net Capital Proceeds remaining after payment of (i) above and (II) the outstanding principal balance of the B Note;
(iii)	third, to Borrower, an amount equal to fifty percent (50%) of the Net Capital Proceeds remaining after payment of (i) above; and
(iv)	fourth, to Borrower, the remainder.

To the extent the actual proceeds received by Borrower as a result of a Capital Event are less than the Net Capital Proceeds as defined in Section 3.5(d) hereof, Borrower shall nonetheless be obligated to fund such shortfall to the extent necessary to make the distributions to Lender in accordance with the provisions of Section 3.5(e) hereof.

3.6.          Non-Interference; Cooperation.  Following the occurrence of an Event of Default for the failure to make scheduled debt service payments, in accordance with this Modification Agreement, the failure to repay principal due on the Loan on the Maturity Date in accordance with this Modification Agreement, the failure to comply with Section 3.5 hereof, or the failure to comply with Section 3.4 hereof in all material respects (each a “Major Event of Default”), Borrower shall not take any action of any kind or nature whatsoever, directly or indirectly, to delay, oppose, avoid, contest, impede, obstruct, hinder, enjoin or otherwise interfere in any manner with Lender’s exercise or enforcement of its rights and remedies against the Property or any other collateral securing the Loan, under the Loan Documents or under applicable law, including without limitation, the appointment of a receiver, foreclosure, recordation of a deed in lieu, or collection on a guaranty, provided that in no event shall the provisions hereof be deemed to preclude Borrower from contesting in good faith, the existence of any defaults other than a Major Event of Default. Further, Borrower shall cooperate with Lender in the calculation of payments due in connection with any Capital Event, including, without limitation, remitting to Lender all amounts owed to Lender pursuant to Section 3.5(e) hereof.

3.7.          Extension of Maturity Date. Borrower shall have the option to extend the term of the Loan beyond the Initial Maturity Date for one (1) term (such option, the “Extension Option”, and such term, the “Extension Term”) of one (1) year (the Maturity Date following the exercise of the Extension Option is hereinafter the “Extended Maturity Date”) upon satisfaction of the following terms and conditions, following which the term of the Loan shall automatically be extended for one (1) year:

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(a)           no Event of Default shall have occurred which is continuing at the time the Extension Option is exercised or on the Initial Maturity Date;

(b)           Borrower shall provide Lender with written notice of its election to extend the Maturity Date as aforesaid not later than ninety (90) days prior to the Initial Maturity Date;

(c)           Borrower shall have delivered to Lender together with its notice pursuant to subsection (b) of this Section 3.7 and on the commencement date of the Extension Term, an officer’s certificate in form acceptable to Lender certifying that each of the representations and warranties of Borrower contained in the Loan Documents is true, complete and correct in all material respects as of the giving of the officer’s certificate to the extent such representations and warranties are not matters which by their nature can no longer be true and correct as a result of the passage of time;

(d)           simultaneously with delivering its notice pursuant to subsection (b) of this Section 3.7, Borrower shall pay to Lender (i) an extension fee equal to one percent (1%) of the then outstanding principal balance of the A Note immediately prior to the payment described in the succeeding clause (ii), and (ii) an amount equal to ten percent (10%) of the then outstanding principal balance of the A Note (the “Extension Payment”). The Extension Payment (or any portions thereof) shall be applied in such proportions as Lender shall determine in its sole discretion, to either (1) reduce the outstanding principal balance of the A Note, and/or (2) to be held as TI & LC Funds; and

(e)           Borrower shall have paid or reimbursed Lender for all third party out-of-pocket costs and expenses of Lender, including reasonable attorneys’ fees, in connection with the foregoing.

All references in the Loan Documents to the “Maturity Date” shall mean the “Extended Maturity Date” in the event the Extension Option is exercised.

3.8.         Approved Annual Budget. Borrower covenants and agrees to provide and deliver to Lender, by no later than December 1st of each calendar year, an annual operating budget for the next succeeding calendar year presented on a monthly basis, including cash flow projections for the upcoming year and all proposed capital replacements and improvements, which budget shall not take effect until approved by Lender (after such approval has been given in writing, such approved budget shall be referred to herein, as the “Approved Annual Budget”). Until such time that Lender approves a proposed annual budget, the Approved Annual Budget that exists for the immediately preceding calendar year, shall apply to the then current calendar year; provided, that such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses.

3.9.         Exhibits and Schedules. The exhibits and schedules to this Modification

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Agreement are hereby incorporated into the Security Instrument as if fully set forth and attached thereto.

3.10.        Amendment to the Guaranty. The first paragraph after Section 1.2(g) of the Guaranty, beginning with “In addition, in the event . . .” is hereby deleted in its entirety and replaced with the following:

“In addition, in the event:

(i) of fraud, willful misconduct or material misrepresentation by Borrower, its general partners, if any, its members, if any, its principals, its affiliates, its agents or its employees or by any Guarantor or Indemnitor in connection with the Loan;

(ii) of a breach or default under Sections 4.3 or 8.2 of the Security Instrument;

(iii) (a)  Borrower or any general partner or manager of Borrower, or any Guarantor shall commence any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower or any general partner or manager of Borrower, or any Guarantor shall make a general assignment for the benefit of its creditors; or

(b) there shall be commenced against Borrower or any general partner or manager of Borrower, or any Guarantor any case, proceeding or other action of a nature referred to in clause (a) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of ninety (90) calendar days; or

(c) there shall be commenced against Borrower or any general partner or manager of Borrower, or any Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) calendar days from the entry thereof; or

(d) Borrower or any general partner or manager of Borrower, or any Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or

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(e) Borrower or any general partner or manager of Borrower, or any Guarantor admits in writing its inability to, pay its debts as they become due (provided, however, Borrower or any general partner or manager of Borrower, or any Guarantor shall not be obligated to make capital contributions or fundings to comply with the foregoing); or

(iv) Borrower violates, breaches or fails to comply, in any material respect, with the covenants set forth in Section 3.6 (Non-Interference; Cooperation) of the Modification Agreement, then the Guaranteed Obligations shall also include the unpaid balance of the Debt (as defined in the Security Instrument).”

ARTICLE IV.

AMENDMENTS TO OTHER LOAN DOCUMENTS

4.1.        Omnibus Amendment to All Loan Documents. As of the Amendment Date, each reference in any of the Loan Documents (i) to any other Loan Document shall mean such Loan Document, as modified hereby or by any other Modification Document and (ii) to any defined term which have been modified pursuant to this Modification Agreement or any other Modification Document shall be deemed to be a reference to each such defined term as so modified. For the avoidance of doubt, each reference in any of the Loan Documents to the maturity date shall be deemed to be a reference to the Maturity Date as modified in this Modification Agreement. For the avoidance of doubt, a breach of any Modification Document shall constitute a default (and if uncured) an Event of Default under the Loan Documents.

4.2.        Notices. The notice addresses set forth in the Loan Documents are hereby updated as follows:

If to Borrower:	AmREIT Westside Plaza, LP 8 Greenway Plaza, Suite 1000 Houston, TX 77046 Attn: Tenel H. Tayar Facsimile No.: 713.850.0498
With a copy to:	Bass, Berry & Sims PLC The Tower at Peabody Place 100 Peabody Place, Suite 900 Memphis, TN 38103-3672 Attn: T. Gaillard Uhlhorn Facsimile No.: 901.543.5999
If to Guarantor:	AmREIT Monthly Income & Growth Fund III, Ltd. 8 Greenway Plaza, Suite 1000 Houston, TX 77046

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Attn: Tenel H. Tayar Facsimile No.: 713.850.0498

With a copy to:	Bass, Berry & Sims PLC The Tower at Peabody Place 100 Peabody Place, Suite 900 Memphis, TN 38103-3672 Attn: T. Gaillard Uhlhorn
Facsimile No.: 901.543.5999
If to Lender:

c/o Wells Fargo Commercial Mortgage Servicing

550 South Tryon Street, 12th Floor

Charlotte, NC 28202

MAC D1086-120

Attn: Doug Ratcliff

and

c/o LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attn: Director of Servicing

With a copy to: If to Cash Management Bank:

Dechert LLP

90 State House Square, 12th Floor

Hartford, Connecticut 06103

Attn: Katherine A. Burroughs, Esq.

Wells Fargo Bank, National Association

c/o Wells Fargo Commercial Mortgage Servicing
550 South Tyron Street, 12th Floor
Charlotte, North Carolina, 28202 MAC D1086-120
Attn: Tracey Orcutt

Facsimile No.: (704) 715-0035

ARTICLE V.

REPRESENTATIONS AND RATIFICATION

5.1.         Representations. Borrower and Guarantor represent and warrant that this Modification Agreement and each of the other Modification Documents, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors’ rights generally and to

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equitable principles. Borrower and Guarantor represent and warrant, with regard to itself only, that as of the Amendment Date, the execution and delivery by it of the Modification Documents to which it is a party and the performance of its respective obligations thereunder (i) have been duly authorized by all requisite action on the part of such party, as applicable, (ii) will not violate any provision of any applicable legal requirements, decree, injunction or demand of any court or other governmental authority, any organizational document of such party, as applicable, or any indenture or agreement or other instrument to which such party, as applicable, is a party or by which such party, as applicable, is bound, (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of such party, as applicable, pursuant to any such indenture or agreement or instrument, (iv) has been duly executed and delivered by such party, as applicable, (v) except for those obtained or filed on or prior to the Amendment Date, it is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental authority or other agency in connection with or as a condition to such party’s execution, delivery or performance of the Modification Documents and (vi) the Modification Documents to which such party is a party, have been duly authorized, executed and delivered by such party, as applicable. Borrower further represents and warrants to Lender that (i) there shall be no change in the property manager of the Property as a result of the Modification and (ii) there shall be no transfer of the direct or indirect equity interests in Borrower as a result of the Modification.

5.2.         Borrower Ratification of Loan Documents. Borrower hereby (i) unconditionally ratifies and confirms, renews and reaffirms all of its obligations under the Loan Documents, as amended hereby, (ii) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against it in accordance with the terms, covenants and conditions of the Loan Documents, without impairment, and remains unconditionally liable to Lender in accordance with the terms, covenants and conditions of the Loan Documents, as amended hereby, (iii) acknowledges and agrees that nothing herein contained shall be construed to impair the security or affect the priority of or otherwise impair the lien of any mortgage or other lien which Lender ever had, now has or may hereafter have on any property of Borrower under any of the Loan Documents, nor to impair any rights or powers which Lender or its successors may have for nonperformance of any term of any of the Loan Documents, (iv) ratifies and confirms, renews and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Loan Documents, as amended hereby, and (v) represents and warrants that, except as amended by this Modification Agreement, to the best of Borrower’s knowledge, all representations and warranties made by Borrower contained in the Loan Documents are true and correct in all material respects as if made on the date hereof (except in each case for representations and warranties which by their terms are expressly applicable to an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date) and are not limited in any way by the representations and warranties set forth in this Modification Agreement, except as set forth below on Schedule I.

5.3.         Guarantor Ratification of Loan Documents. Guarantor hereby (i) agrees to the modification of the Loan and the Guaranty as set forth herein, (ii) unconditionally ratifies and

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confirms, renews and reaffirms all of its respective obligations under (A) the Guaranty as amended by the Modification Documents, and (B) the Environmental Indemnity Agreement, (iii) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against Guarantor in accordance with the terms, covenants and conditions of the Guaranty and the Environmental Indemnity Agreement, without impairment, and remain unconditionally liable to Lender in accordance with the terms, covenants and conditions of the Guaranty and the Environmental Indemnity Agreement, (iv) acknowledges and agrees that nothing herein contained shall be construed to impair the security or affect the priority of or otherwise impair the lien of any mortgage or other lien which Lender ever had, now has or may hereafter have on any property of Guarantor and Borrower under any of the Loan Documents, nor to impair any rights or powers which Lender or its successors may have for nonperformance of any term of any of the Loan Documents, (v) ratifies and confirms, renews and reaffirms in all respects and without condition, all of the terms, covenants and conditions set forth in the Guaranty and the Environmental Indemnity Agreement, (vi) represents, warrants and agrees that, as of the date hereof, it has no defenses, set-offs, rights of recoupment, claims or counterclaims of any nature with respect to its obligations under both the Guaranty and the Environmental Indemnity Agreement or the enforcement thereof, and (vii) represents and warrants that, to the best of Guarantor’s knowledge, all representations and warranties made by Guarantor contained in the Guaranty, the Environmental Indemnity Agreement, and the Assumption Agreement are true and correct in all material respects as if made on the date hereof (except in each case for representations and warranties which by their terms are expressly applicable to an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date).

ARTICLE VI.

WAIVERS AND RELEASES

6.1.         Consideration. Each of Borrower and Guarantor hereby acknowledges and agrees that (i) it has received good and valuable consideration for its agreement to the terms and provisions of this Modification Agreement, (ii) its agreement to such terms and provisions is a material condition and inducement to Lender’s willingness to enter into this Modification Agreement, (iii) Lender has relied upon the agreement of each of Borrower and Guarantor to such terms and provisions in entering into this Modification Agreement and Lender would not have entered into this Modification Agreement without the agreement of Borrower and Guarantor to the terms and provisions of this Modification Agreement and this Article VI of this Modification Agreement in particular, (iv) it has been represented by competent counsel of its own choosing in the negotiation of this Modification Agreement and this Article VI of this Modification Agreement in particular, and it has discussed these provisions with counsel and hereby knowingly and willingly waives its rights as described in this Article VI of this Modification Agreement. This Modification Agreement may be introduced as evidence in any judicial or other proceeding, without further authentication or foundation, and shall constitute prima facie evidence of the facts and agreements set forth herein.

6.2.         Waiver of Automatic Stay. Lender shall be and is entitled to, and Borrower and

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Guarantor hereby consent to, relief from the stay imposed by Section 362 of the Bankruptcy Code, as amended, in any applicable proceeding. Borrower and Guarantor represent, warrant and agree that (i) each is a sophisticated commercial party experienced in transactions similar to the transaction contemplated herein and is represented by counsel of its own choosing, which counsel is experienced in transactions similar to the transaction contemplated herein, as determined by Borrower and Guarantor in their respective sole discretion, (ii) each has been given good and valuable consideration for the waiver described in this Section 6.2, (iii) none of such parties have entered into this Modification Agreement with the intention, expectation or belief that its respective performance in accordance with the terms this Modification Agreement will adversely affect its secured or unsecured creditors other than Lender, if any, and (iv) each is entering into this Modification Agreement with a reasonable, good faith expectation that it will be able to otherwise perform and satisfy its respective obligations in respect of this Modification Agreement, the Loan and the Loan Documents together with its respective obligations to its secured and unsecured creditors other than Lender, if any, as and when such obligations become due.

6.3.         No Bankruptcy Intent. Borrower and Guarantor represent as follows: neither Borrower nor Guarantor have any intent as of the date hereof to (i) file any voluntary petition under any Chapter of the Bankruptcy Code, Title 11, U.S.C.A., or in any manner to seek any proceeding for relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any local, state, federal or other insolvency law or laws providing relief for debtors, (ii) directly or indirectly cause any involuntary petition under any Chapter of the Bankruptcy Code, Title 11, U.S.C.A. to be filed against Borrower or Guarantor, or (iii) directly or indirectly cause the Property or any portion or any interest of Borrower in the Property to become the property of any bankrupt estate or the subject of any proceeding for relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any local, state, federal or other insolvency law or laws providing relief for debtors.

6.4.         No Defaults, Defenses, Counterclaims or Offsets. Borrower and Guarantor agree, acknowledge, represent, warrant and covenant that as of the date hereof, giving effect to the modifications of the Loan contemplated hereby, (except for the Existing Default) no default or Event of Default has occurred which is continuing under any of the Loan Documents. Borrower and Guarantor for itself and its respective heirs, executors, administrators and successors and assigns, and by its execution hereof (i) hereby acknowledges, admits and agrees that, as of the date hereof, there are no objections, claims, defenses, counterclaims or offsets relating to their obligations under or in respect of the Loan, the Loan Documents or to the enforcement or exercise by Lender of any of its rights, powers or remedies under or in respect of the Loan Documents, at law or in equity, (ii) hereby irrevocably waives, relinquishes and releases any and all such objections, claims, defenses, counterclaims or offsets that may now exist, including without limitation, any and all such objections, claims, defenses, counterclaims or offsets whether known or unknown, foreseeable or unforeseeable, (iii) hereby irrevocably waives any notice of presentment for payment, demand, protest and any other notice of demand, protest and nonpayment and all other notices, and (iv) hereby irrevocably further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement,

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marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by the A Note, the B Note or the other Loan Documents.

6.5.         Releases. Borrower and Guarantor on behalf of itself and its respective, heirs, executors, administrators and successors and assigns (collectively, the “Borrower Releasing Parties”) hereby irrevocably remises, releases, acquits, satisfies and forever discharges Lender and all of its past, present and future partners, officers, directors, employees, agents, attorneys, servicers, subservicers, special servicers, contractors, representatives, participants, successors, assigns, subsidiaries, affiliates, parents and predecessors in interest (each a “Lender Party” and collectively, the “Lender Parties”) from any and all manner of debts, accounts, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, whether known or unknown, which any of Borrower Releasing Parties now have by reason of any matter, cause or thing, from the beginning of the world to and including the date of this Modification Agreement arising out of or relating to (i) the Loan and the Loan Documents, including without limitation, the origination, funding, servicing or administration thereof, (ii) the Property, including without limitation, the financing and operation of same, (iii) this Modification Agreement and the Modification Documents and any enforcement of Lender’s rights under the Loan Documents, and (iv) any other agreement or transaction between any of Borrower Releasing Parties and any of Lender Parties concerning matters arising out of or relating to the items set forth in subsections (i) through (iii) above.

6.6.         WAIVER OF JURY TRIAL. NONE OF BORROWER, GUARANTOR OR LENDER SHALL SEEK A JURY TRIAL IN ANY ACTION BASED UPON OR ARISING OUT OF OR OTHERWISE RELATING TO THIS MODIFICATION AGREEMENT, THE LOAN OR ANY OF THE LOAN DOCUMENTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, LENDER AND GUARANTOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ANY AND ALL RIGHT TO ANY SUCH JURY TRIAL AND AGREE THAT NO SUCH ACTION WITH RESPECT TO WHICH A JURY TRIAL HAS BEEN WAIVED SHALL BE SOUGHT TO BE CONSOLIDATED WITH ANY OTHER ACTION WITH RESPECT TO WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THIS SECTION HAS BEEN FULLY DISCUSSED BY BORROWER, LENDER AND GUARANTOR AND EACH OF THEIR RESPECTIVE COUNSEL, AND SHALL NOT BE SUBJECT TO ANY EXCEPTIONS.

6.7.         SERVICE OF PROCESS. Borrower AND GUARANTOR consent to service of process by certified or registered mail at SAID Borrower’s OR SAID GUARANTOR’S address in accordance with the provisions of Section 14.1 of the EXISTING Security INSTRUMENT, OR IN ANY OTHER MANNER PROVIDED BY LAW. BORROWER AND GUARANTOR AGREE

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THAT SERVICE IN THE FOREGOING MANNER SHALL BE DEEMED, IN EVERY RESPECT, EFFECTIVE SERVICE OF PROCESS UPON SAID BORROWER OR SAID GUARANTOR, AND BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE OF PROCESS UPON, AND PERSONAL DELIVERY TO, BORROWER OR GUARANTOR. BORROWER AND GUARANTOR AGREE THAT SAID BORROWER’S AND SAID GUARANTOR’S SUBMISSION TO JURISDICTION AND SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF LENDER.

ARTICLE VII.

MISCELLANEOUS

7.1.          Severability. In case any provision of this Modification Agreement shall be invalid, illegal, or unenforceable, such provision shall be deemed to have been modified to the extent necessary to make it valid, legal, and enforceable, provided that any such modification does not prevent the practical realization of the principal benefits intended by this Modification Agreement. In the event of such modification, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.2.          No Modification Except in Writing. None of the terms of this Modification Agreement may be waived, altered, terminated or amended except by an instrument in writing duly executed by Borrower, Guarantor and Lender.

7.3.          Further Assurances. Borrower and Guarantor shall execute and deliver such further instruments and perform such further acts as may be reasonably requested by Lender from time to time to confirm the provisions of this Modification Agreement, to carry out more effectively the purposes of this Modification Agreement or to confirm the priority of the liens and security interests created by the Security Instrument.

7.4.          Governing Law. This Modification Agreement will be governed by and construed in accordance with the laws of the state WHERE the PROPERTY is located, without reFERENCE OR GIVING EFFECT TO ANY CHOICE OF LAW DOCTRINE.

7.5.          Miscellaneous.

(a)            The captions and Section headings in this Modification Agreement are for convenience only and are not intended to define, alter, limit or enlarge in any way the scope or meaning of this Modification Agreement or any term or provision set forth in this Modification Agreement.

(b)           The Recitals set forth at the beginning of this Modification Agreement are incorporated in and made a part of this Modification Agreement by this reference.

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(c)            Each reference in this Modification Agreement to any gender shall be deemed also to include any other gender, and the use in this Modification Agreement of the singular shall be deemed also to include the plural and vice versa, unless the context requires otherwise.

(d)            This Modification Agreement is, and shall be deemed to be, the product of joint drafting by the parties hereto and shall not be construed against any of them as the drafter hereof.

(e)            This Modification Agreement, together with the Loan Documents (as modified by the Modification Documents) constitute the entire agreement among the parties relating to the subject matter hereof. To the extent this Modification Agreement conflicts with any of the other Loan Documents, this Modification Agreement shall control.

(f)             This Modification Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors and assigns.

(g)            This Modification Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Modification Agreement will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each party and a copy thereof is delivered to each party to this Modification Agreement.

7.6.          Section 26.02 Notice. IN ACCORDANCE WITH SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, THIS MODIFICATION AGREEMENT AND THE OTHER DOCUMENTS EVIDENCING, SECURING OR PERTAINING TO ALL OR ANY PORTION OF THE LOAN, REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER AND LENDER AS TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

[Signatures appear on following pages]

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IN WITNESS WHEREOF, the parties have hereunto executed this Loan Modification Agreement as of the date first written above.

BORROWER:

AMREIT WESTSIDE PLAZA, LP, a Texas limited partnership

By:	AmREIT Westside Plaza GP, Inc., a Texas corporation, its General Partner

	By:	/s/ Brett Treadwell
		Name:	Brett Treadwell
		Title:	Vice President

GUARANTOR:

AMREIT MONTHLY INCOME & GROWTH FUND III, LTD., a Texas limited partnership

By:	AmREIT Monthly Income & Growth Fund III Corporation, a Texas corporation, its General Partner

	By:	/s/ Brett Treadwell
		Name:	Brett Treadwell
		Title:	Vice President

LENDER:

U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LDP2, A Note Holder

By:	LNR Partners, LLC, a Florida limited liability company, successor by statutory conversion to LNR Partners, Inc., a Florida corporation, as attorney in fact

	By:	/s/ Arnold Shulkin
Name: Arnold Shulkin
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE CERTIFICATE HOLDERS OF MEZZ CAP 2005-C3, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005- C3, B Note Holder

By:	U.S. Bank National Association, a national banking association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP2, pursuant to a power of attorney granted in that certain Intercreditor Agreement Among Note Holders, dated as of May 2, 2005

	By:	LNR Partners, LLC, a Florida limited liability company, successor by statutory conversion to LNR Partners, Inc., a Florida corporation, as attorney in fact

		By:	/s/ Arnold Shulkin
Name: Arnold Shulkin
Title: Vice President

Agreed to and Acknowledged by Cash Management Bank solely with respect to Section 3 and Schedules II and III of this Modification Agreement:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, a national banking association

By:	/s/ Tracy Orcutt
Name: Tracy Orcutt
Title: Vice President

Exhibit A

Legal Description of the Property

All of that certain lot, piece or parcel of land, with the buildings and improvements thereon, situated, lying and being described as follows:

TRACT I:

All that certain 3.7626-acre tract of land situated in the John D. Taylor Survey, Abstract No. 72, Harris County, Texas being a portion of Unrestricted Reserve “C”, Block 1 of Dunvale at Westheimer Sam’s Club/Walmart, a subdivision or record under Film Code No. 356093 of the Harris County Map Records, said 3.7626 acre tract of land being more particularly described by metes and bounds as follows:

BEGINNING at a found “X” cut in concrete on the northerly cutback corner at the intersection of Westheimer Road (120’ Right-of-Way) and Dunvale Road (70’ R.O.W.);

THENCE, North 87 Degrees 33 Minutes 11 Seconds East, with the south right-of-way line of Westheimer Road and the north property line of said Unrestricted Reserve “C”, a distance of 542.29 feet to a found “X” cut in concrete for the northeast corner of the herein described tract;

THENCE, South 02 Degrees 51 Minutes 07 Seconds East, departing the south right-of-way line of Westheimer Road and the north property line of said Unrestricted Reserve “C”, a distance of 174.60 feet to a found 518 inch iron rod for an angle point;

THENCE, South 17 Degrees 44 Minutes 45 Seconds West, a distance of 130.77 feet to a found 518 inch iron rod for the southeast corner of the herein described tract;

THENCE, South 87 Degrees 08 Minutes 53 Seconds West, a distance of 512.69 feet to a found 5/8 inch iron rod on the east Right-of-Way line of Dunvale Road and the west property line of said Unrestricted Reserve “C” for the southwest corner of the herein described tract;

THENCE, North 02 Degrees 34 Minutes 51 Seconds West, with the east right-of-way line of Dunvale Road and the west property line of said Unrestricted Reserve “C”, a distance of 285.95 feet to a found 518 inch iron rod for the southerly cutback corner;

THENCE, North 42 Degrees 29 Minutes 10 Seconds East, with said corner cutback, a distance of 21.19 feet to the Point of Beginning and containing 3.7626 acres of land.

TRACT II

Easement estate as to ingress and egress as created in that certain Declaration of Easements and Restrictions dated September 19, 1994 and recorded under Clerk’s File No. R075370, as amended by First Amendment to Declaration of Access Easement and Restrictions dated January 30, 1996 and recorded under Clerk’s File No. R778938 of the Official Public Records of Real Property of Harris County, Texas over and across the following described property:

All that certain 0.826-acre (35,988 sq. feet) tract of land situated in the John D. Taylor Survey, Abstract No. 72, Harris County, Texas being a portion of Unrestricted Reserve “C”, Block 1 of Dunvale at Westheimer Sam’s Club/Wahuart, a subdivision or record under Film Code No. 356093 of the Harris County Map Records, said 17626 acre tract of land being more particularly described by metes and bounds as follows:

COMMENCING at the northeast corner of said Unrestricted Reserve “C” and on the south right-of-way line of Westheimer Road (120’ Right-of-Way);

THENCE, South 87 Degrees 33 Minutes 11 Seconds West, with the said right-of-way line of Westheimer Road, a distance of 496.03 feet for the POINT OF BEGINNING of the herein described tract;

THENCE, leaving the said south right-of-way line of Westheimer Road and through and across said Unrestricted Reserve “C”, the following courses and distances:

South 02 Degrees 51 Minutes 07 Seconds East, a distance of 162.91 feet;

South 17 Degrees 44 Minutes 45 Seconds West, a distance of 180.82 feet;

South 87 Degrees 08 Minutes 53 Seconds West, a distance of 46025 feet;

South 02 Degrees 34 Minutes 51 Seconds East, a distance of 122.89 feet;

South 87 Degrees 25 Minutes 09 Seconds West, a distance of 82.00 feet to the east right-of-way line of Dunvale Road (called 70.00 right-of-way), and the west line of said Unrestricted Reserve “C”;

THENCE, North 02 Degrees 34 Minutes 51 Seconds West, with the said east right-of-way line of said Dunvale Road, a distance of 36.00 feet;

THENCE, leaving the said east right-of-way line of Dunvale Road and through and across said Unrestricted Reserve “C”, the following courses and distances:

North 87 Degrees 25 Minutes 09 Seconds East, a distance of 57.00 feet;

North 02 Degrees 34 Minutes 51 Seconds West, a distance of 122.27 feet;

North 87 Degrees 08 Minutes 53 Seconds East, a distance of 455.69 feet;

North 17 Degrees 44 Minutes 45 Seconds East, a distance of 130.77 feet;

North 02 Degrees 51 Minutes 07 Seconds West, a distance of 174.60 feet to the said south right-of-way line of Westheimer Road;

THENCE, North 87 Degrees 33 Minutes 11 Seconds East, with said right-of-way line of Westheimer Road, a distance of 47.00 feet to the POINT OF BEGINNING and containing 0.826 acres (35,988 square feet) of land.

EXHIBIT B

NOTE AMOUNTS

As of the Effective Date, the following amounts are owing under the A Note and the B Note:

The A Note outstanding principal balance:	$8,979,183.69

The B Note outstanding principal balance:	$632,773.82

Deferred Amount shall collectively mean:

The A Note:

Late fees:	$73,643.50

Default interest (05/08/12 to 06/01/14):	$953,084.30

The A Note Deferred Amount:	$1,026,727.80

The B Note:

Accrued and unpaid note rate interest (05/01/12 to 06/01/14):	$177,268.95

Unpaid principal payments (05/01/12 to 06/01/14):	$4,056.83

Late fees:	$8,693.50

Master servicer fee:	$300.00

Default interest (05/08/12 to 06/01/14):	$66,265.48

The B Note Deferred Amount:	$256,584.76

Total Deferred Amount:	$1,283,312.56

EXHIBIT C

Form of Tenant Direction Notice

(Borrower’s Address)

[Name and Address of Tenant]
[Property Address]; Unit No. [TO BE INSERTED]

Dear Tenant:

You are hereby directed to make all future payments of rent and other sums due to the landlord under your Lease of the referenced property payable as follows:

Payable To:

Address:

Please take particular care in making the check, cashiers check or money order payable only to the above-mentioned name because only instruments made payable to the referenced name will be credited against sums due by you to landlord. Until otherwise advised in writing by landlord and the above mentioned payee (or its successor or assign), you should continue to make your payments for rent and other sums as directed by the terms of this letter. Thank you in advance for your cooperation with this change in payment procedures.

LANDLORD:

AMREIT WESTSIDE PLAZA, LP, a Texas
limited partnership

By:	AmREIT Westside Plaza GP, Inc., a
Texas corporation, its General Partner

By:
Name:
Title:

SCHEDULE I

Representation Exceptions

None.

SCHEDULE II

ADDITIONAL CASH MANAGEMENT PROVISIONS

1.           Fees. Borrower hereby agrees to pay the fees and expenses of the Cash Management Bank and any successor thereto, for performing the services outlined in the fee schedule attached hereto as Schedule III (collectively, the “Cash Management Bank Fee”). The Cash Management Bank shall debit the Cash Management Account on a monthly basis or shall include its fees in an account analysis statement, in accordance with the particular arrangements between the Cash Management Bank and Borrower.

2.           Termination. The Cash Management Bank may resign from its obligations under this Modification Agreement at any time after forty-five (45) days’ prior written notice to the other parties hereto; provided, however, that the Cash Management Bank may resign its obligations under this Modification Agreement and be released of its obligations hereunder immediately upon written notice to Borrower and Lender in the event of suspected fraud or other illegal activity in connection with the Cash Management Account or this Modification Agreement. Lender shall designate a substitute Cash Management Bank, in its sole discretion, promptly after receipt of notice of resignation by the Cash Management Bank and shall take all reasonable actions necessary to cause such designated successors promptly to assume the obligations of the Cash Management Bank hereunder. Lender may terminate Cash Management Bank’s obligations under this Modification Agreement at any time after 30 days’ prior written notice to the other parties hereto. Borrower has no right to terminate Cash Management Bank’s obligations under this Modification Agreement or close the Cash Management Account established hereunder. Upon any termination of Cash Management Bank’s obligations under this Modification Agreement, the Cash Management Bank’s rights to receive payment and reimbursement of the fees and expenses from Borrower under paragraph 1 of Schedule II of this Modification Agreement shall survive any such termination. Upon termination of Cash Management Bank’s obligations under this Modification Agreement, all funds remaining in the Cash Management Account received by the Cash Management Bank shall be forwarded by the Cash Management Bank directly to Lender, unless the Cash Management Bank shall have received written instruction from Lender prior to the expiration of the forty five (45) day period set forth above (in the event the Cash Management Bank elects to resign its obligations under this Modification Agreement) or the thirty (30) day period set forth above (in the event Lender elects to terminate Cash Management Bank’s obligations under this Modification Agreement), directing the Cash Management Bank to send such funds to a designee of Lender.

3.            Set-off. The Cash Management Bank and Borrower acknowledge and agree that the Cash Management Account and any accounts maintained hereunder are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees and Borrower shall have no right to close, and no right of withdrawal with respect to, any such account except with the prior written consent of Lender. The Cash Management Bank waives any right to offset any claim against Borrower which it might have against any account maintained hereunder, provided, however, that the Cash Management Bank retains the right to set off and charge against any deposit for (i) the face amount of each Returned Item (hereinafter defined), (ii) account maintenance fees as specified in Schedule III attached hereto and (iii) adjustments or corrections of posting or encoding errors. As used in this Modification Agreement, “Returned Item” shall mean (i) any Rents deposited into the Cash Management Account either before or after the Amendment Date and returned unpaid or otherwise uncollected, whether for insufficient funds or for any other reason, and without regard to the timeliness of such return or the occurrence or timeliness of any drawee’s notice of nonpayment; (ii) any Rents subject to a claim against the Cash Management Bank for breach of transfer or presentment warranty under the Uniform Commercial Code (as adopted in the State where the Cash Management Account is located) and (iii) any credit to the Cash Management Account made in error. If there are insufficient collected funds in the Cash Management Account to cover the amount of any returned check or other adjustment or correction to be debited thereto, Borrower shall repay the Cash Management Bank the amount of such debit immediately upon demand. If Borrower fails to so repay the Cash Management Bank, then Lender shall repay the Cash Management Bank for such debit immediately upon demand to the extent that Lender received the proceeds of the check or other deposit or credit to which the debit relates.

4.            Indemnification. The Cash Management Bank shall not be liable for any claims, suits, actions, costs, damages, liabilities or expenses or for any interruption of services, or incidental, consequential, special or punitive damages (“Liabilities”) in connection with the subject matter of this Modification Agreement other than Liabilities caused by the gross negligence or willful misconduct of the Cash Management Bank, in connection with the performance of its duties under this Modification Agreement, and Borrower hereby agrees to indemnify and hold harmless the Cash Management Bank and its affiliates and the directors, officers, employees and agents of any of them, and the respective successors and assigns of the Cash Management Bank from and against any and all Liabilities arising from or in connection with any acts or omissions taken by the Cash Management Bank or any affiliate or any director, officer, employee or agent of any of them in connection with this Modification Agreement, other than those Liabilities caused by the gross negligence or willful misconduct of the Cash Management Bank or such indemnified party or the Cash Management Bank’s material breach of this Modification Agreement. The provisions of this paragraph 4 of Schedule II shall survive any termination of Cash Management Bank’s obligations under this Modification Agreement.

5.           Certain Matters Affecting the Cash Management Bank. The Cash Management Bank may rely and shall be protected in acting or refraining from acting upon any notice (including but not limited to electronically confirmed facsimiles of such notice) believed by it to be genuine and to have been signed or presented by the proper party or parties. The duties and obligations of the Cash Management Bank shall be determined solely by the express provisions of this Modification Agreement. The Cash Management Bank shall not be liable except for the performance of such party’s duties and obligations as are specifically set forth in this Modification Agreement, and except as set forth in paragraph 4 of this Schedule II, no implied covenants or obligations shall be read into this Modification Agreement against the Cash Management Bank. Substantial compliance by the Cash Management Bank with its standard procedures for the services the Cash Management Bank is providing hereunder shall be deemed to be the exercise by it of ordinary care. Notwithstanding anything to the contrary contained herein, (i) in the administration of the account hereunder, the Cash Management Bank may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may, consult with counsel, accountants and other skilled persons to be selected and retained by it, (ii) in no event shall the Cash Management Bank be liable either directly or indirectly for losses or delays resulting from force majeure, computer malfunctions, interruption of communication facilities, labor difficulties or other causes beyond the Cash Management Bank’s reasonable control or for indirect, special or consequential damages, (iii) in no event shall the Cash Management Bank be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Cash Management Bank has been advised of the likelihood of such loss or damage and regardless of the form of action, (iv) the Cash Management Bank shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies, (v) the Cash Management Bank shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto, and (vi) in the event that the Cash Management Bank shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Modification Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

6.           Interpleader. If at any time (i) Borrower becomes subject to a voluntary or involuntary bankruptcy, reorganization, receivership or similar proceeding, or (ii) the Cash Management Bank is served with legal process, which the Cash Management Bank, in good faith, believes prohibits the disbursement of any funds deposited in the Cash Management Account or (iii) the Cash Management Bank, in good faith, is in doubt as to the action it should take under this Modification Agreement, the Cash Management Bank shall have the right to either (x) place a hold on funds in the Cash Management Account until such time as the Cash Management Bank receives an appropriate court order or other assurance satisfactory to it as to the disposition of the funds in the Cash Management Account or (y) commence at Borrower’s expense an interpleader action in any competent federal or state court and to take no further action except in accordance with joint instructions from Lender and Borrower or in accordance with the final order of the court in such action.

7.           Wire Transfers. Borrower and Lender agree that wire or other electronic funds transfers from the Cash Management Account shall be subject to the terms of the Cash Management Bank’s standard agreements for such services. Additionally, upon written instruction by Lender, Cash Management Bank will transfer any funds in the Cash Management Account by wire transfer (or other means in Cash Management Bank’s sole discretion) of immediately available funds to such account designated by Lender.

SCHEDULE III

CASH MANAGEMENT BANK FEE

Lender: U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LDP2 and U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE CERTIFICATE HOLDERS OF MEZZ CAP 2005-C3, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C3

Borrower: AMREIT WESTSIDE PLAZA, LP, a Texas limited partnership

Loan Amount: $10,880,000.00 (original principal amount)

Acceptance Fee……………………………………………$0.00

This one-time fee is payable on N/A and includes the review of the Omnibus Amendment to Loan Documents and supporting documentation

Monthly Servicing Administration Fee …………………..$450.00/month*

* The Monthly Servicing Administration Fee is subject to change in Cash Management Bank’s reasonable discretion (i) upon the occurrence of a trigger or cash sweep event, or (ii) pursuant to Cash Management Bank’s then current fee structure for the servicing and administration of accounts of this type, provided that the minimum monthly servicing and administration fee shall not be less than $450/month.

Out-of-Pocket Expenses

Fees quoted do not include any out-of-pocket expenses including, but not limited to, expenses of foreign depositaries, stationery, overnight courier, and messenger costs. These expenses will be billed, at our cost, when incurred. In the event the transaction terminates before closing, all out-of-pocket expenses incurred will be billed to the account.